ENDOCHOICE HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
Originally Effective as of May 22, 2015, and
Amended and Restated Effective as of April 29, 2016

ENDOCHOICE HOLDINGS, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.    PURPOSE, SCOPE AND ADMINISTRATION OF THE PLAN
1.1    Purpose and Scope. The purpose of the EndoChoice Holdings, Inc. Employee Stock Purchase Plan, as it may be amended from time to time (the “Plan”), is to assist employees of EndoChoice Holdings, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries. The Plan became effective on the “Effective Date.” Effective as of April 29, 2016, the Plan is amended and restated to increase the number of shares of Common Stock available for sale under the Plan by an additional 343,934 shares, increasing the total available shares from 126,066 to 470,000 shares of Common Stock.
ARTICLE II.     DEFINITIONS
Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
2.1    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
2.2    “Administrator” shall mean the Committee, or such individuals to which authority to provide administrative services under this Plan has been delegated under Section 7.1 hereof.
2.3    “Board” shall mean the Board of Directors of the Company.
2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.5    “Committee” shall mean the Compensation Committee of the Board.
2.6    “Common Stock” shall mean the common stock of the Company.
2.7    “Company” shall have such meaning as set forth in Section 1.1 hereof.
2.8    “Compensation” of an Employee shall mean the regular straight-time earnings or base salary, bonuses and commissions paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.
2.9    “Designated Subsidiary” shall mean each Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, in accordance with Section 7.2 hereof.

2.10    “Effective Date” shall mean the effective date of the Company’s first registration statement relating to its initial public offering, as approved and adopted by the Board on May 15, 2015 and subsequently approved and adopted by the Company’s stockholders on May 22, 2015.
2.11    “Eligible Employee” shall mean an Employee who (a) who customarily works at least twenty (20) hours per week and is customarily employed for more than five (5) months in a calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan as an Eligible Employee (x) any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer, and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act, and/or (y) any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such Employee is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan or the Option to violate the requirements of Section 423 of the Code; provided that any exclusion in clauses (x) and/or (y) shall be applied in an identical manner under each Offering Period to all Employees of the Company and all Designated Subsidiaries, in accordance with Treasury Regulation Section 1.423-2(e).
2.12    “Employee” shall mean any person who renders services to the Company or a Designated Subsidiary as an “employee” within the meaning of Section 3401(c) of the Code pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or Designated Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
2.13    “Enrollment Date” shall mean the first date of each Offering Period.
2.14    “Exercise Date” shall mean the last Trading Day of each Offering Period, except as provided in Section 5.2 hereof.
2.15    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:
(a)If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(b)If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.
(d)For purposes of the first Enrollment Date of the first Offering Period under the Plan, the Fair Market Value will be the initial price to the public set forth in the final prospectus included within the registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).
2.17    “Grant Date” shall mean the first Trading Day of an Offering Period.
2.18    “New Exercise Date” shall have such meaning as set forth in Section 5.2(b) hereof.
2.19    “Offering Period” shall mean such period of time commencing on such date(s) as determined by the Administrator, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Administrator at any time, in its sole discretion; provided, that unless otherwise determined by the Administrator, each Offering Period shall be a calendar quarter in duration and the first day of each such Offering Period shall be the first Trading Day of such calendar quarter; provided, however, the first Offering Period under the Plan will not commence before the Company’s Registration Statement is declared effective by the U.S. Securities and Exchange Commission. Notwithstanding the foregoing, in no event may an Offering Period exceed twenty-seven (27) months.
2.20    “Option” shall mean the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.
2.21    “Option Price” shall mean the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.
2.22    “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder.
2.23    “Participant” shall mean any Eligible Employee who elects to participate in the Plan.
2.24    “Payday” shall mean the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
2.25    “Plan” shall have such meaning as set forth in Section 1.1 hereof.
2.26    “Plan Account” shall mean a bookkeeping account established and maintained by the Company in the name of each Participant.
2.27    “Subsidiary” shall mean any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code and the regulations promulgated thereunder. In addition, with respect to any sub-plans adopted under Section 7.1(d) hereof which are designed to be outside the scope of Section 423 of the Code, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
2.28    “Trading Day” shall mean a day on which the principal securities exchange on which the Common Stock is listed is open for trading or, if the Common Stock is not listed on a securities exchange, shall mean a business day, as determined by the Administrator in good faith.
2.29    “Withdrawal Election” shall have such meaning as set forth in Section 6.1(a) hereof.

ARTICLE III.    PARTICIPATION
3.1    Eligibility.
(a)Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles IV and V hereof, and the limitations imposed by Section 423(b) of the Code and the regulations promulgated thereunder.
(b)Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan (i) to the extent that, immediately after the grant of the Option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary and/or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of the Company or any Parent or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company or any Parent or Subsidiary accrues (within the meaning of Section 423(b)(8) of the Code) at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such Option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations promulgated thereunder.
3.2    Election to Participate; Payroll Deductions.
(a)An Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by properly completing a payroll deduction authorization and submitting it to the Company, in accordance with the enrollment procedures established by the Administrator, in its sole discretion.
(b)Subject to Section 3.1(b) hereof, by submitting a payroll deduction authorization, the Eligible Employee authorizes payroll deductions in an amount (i) equal to at least one percent (1%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than the lesser of (x) fifteen percent (15%) of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date or (y) $25,000 per Offering Period; and (ii) that shall be expressed as a whole number percentage. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account.
(c)During an Offering Period, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once. To make such a change, the Participant must submit a new payroll deduction authorization authorizing the new rate of payroll deductions at least ten (10) calendar days before the Exercise Date for such Offering Period. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.
(d)Notwithstanding the foregoing, upon the termination of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.1(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e)No payroll deduction authorization shall become binding upon the Company until it has been accepted by the Administrator. Only the Administrator is authorized to accept payroll deduction authorizations and the actions of any person other than the Administrator (subject to the Committee’s right to delegate pursuant to Section 7.1(a) hereof) shall be of no effect. The Administrator shall have the right, in its sole discretion, to reject any payroll deduction authorization that (i) does not comply with the requirements of this Plan or the deadlines, forms or procedures developed by the Administrator or (ii) is submitted by a person who is not an Eligible Employee or whose status as Eligible Employee is suspended or revoked. Such rejection may be effected by not making payroll deductions under this Plan or, if such deductions have been made, by returning, without interest, such amounts to the person for whose benefit such deductions were made. The rejection of a payroll deduction authorization for one or more Offering Periods shall not affect the ability or right of the Administrator to accept or reject a payroll deduction authorization for any subsequent Offering Period.
ARTICLE IV.    PURCHASE OF SHARES
4.1    Grant of Option. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to adjustment in accordance with Sections 5.2 and 5.3 hereof and the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 5,000 shares of Common Stock. The Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.
4.2    Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on the applicable Exercise Date for an Offering Period shall be equal to eighty five percent (85%) of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.
4.3    Purchase of Shares.
(a)On the applicable Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised his or her Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. For the avoidance of doubt, in no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Offering Period.
(b)As soon as practicable following the applicable Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

(c)If the Company is prevented by applicable securities laws from selling stock as of any date, no purchase shall be made on such date and Options shall remain in effect unless withdrawn and the purchases shall occur as soon as practicable after the Administrator determines that restrictions preventing the sale of stock have been removed or otherwise cease to exist; provided, that such Options shall expire and may not be exercised after the expiration of the twenty-seven (27) month period starting on the Grant Date applicable to such Options.
4.4    Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option shall have no effect.
ARTICLE V.    PROVISIONS RELATING TO COMMON STOCK
5.1    Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, a total of 126,066 shares of Common Stock shall be made available for sale under the Plan as of the Effective Date. The Plan was amended by the Board on February 18, 2016 (“2016 Amendment”) to increase the maximum number of shares of Common Stock made available for sale under the Plan by an additional 343,934 shares, thereby increasing the total available shares from 126,066 to a total of 470,000 shares of Common Stock, with such 2016 Amendment to become effective as of April 29, 2016, subject to approval by the Company’s stockholders. Shares of Common Stock made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.
5.2    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Corporate Transaction.
(a)Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of Sections 4.1 and 5.1 hereof.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee.

(c)Corporate Transaction. In the event of the occurrence of a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code with respect to the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee.
5.3    Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised would exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as the Administrator shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within thirty (30) days after such Exercise Date, without any interest thereon.
5.4    Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of his or her Option.
ARTICLE VI.    TERMINATION OF PARTICIPATION
6.1    Cessation of Contributions; Voluntary Withdrawal.
(a)A Participant may elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the Exercise Date for the then-current Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all, but not less than all, of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company (or its designee), in which case amounts credited to such Plan Account shall be returned to the Participant in one (1) lump-sum payment in cash within thirty (30) days after such election is received by the Company (or its designee), without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall automatically terminate. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and his or her Option to purchase under the Plan shall terminate. If a Participant withdraws from the Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Article 3.
(b)A participant’s withdrawal from the Plan shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.
(c)A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2    Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, he or she shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto pursuant to applicable law, within thirty (30) days after such cessation of being an Eligible Employee, without any interest thereon.
ARTICLE VII.    GENERAL PROVISIONS
7.1    Administration.
(a)The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the Administrator to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Committee for such function.
(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To establish Offering Periods;
(ii)To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical);
(iii)To select Designated Subsidiaries in accordance with Section 7.2 hereof;
(iv)To develop such forms and procedures as the Administrator in its discretion deems necessary or helpful to the orderly administration of this Plan; and
(v)To construe and interpret the Plan, the terms of any Offering Period and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering Period or any Option, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the regulations promulgated thereunder.
(c)The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee or the Administrator under the Plan.
(d)The Committee may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board, the Committee or the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board, the Committee and the Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.
(f)All communications from an Eligible Employee to the Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Administrator when actually received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt of such communications. The Administrator, in its sole discretion, may accept or reject communications not complying with the forms and procedures developed by the Administrator.
(g)In the event that payroll deductions are made or shares of stock are purchased in error, the Administrator shall take such action as the Administrator in its absolute discretion deems necessary or appropriate to correct such error as soon as practicable after the Administrator has knowledge of the error.
7.2    Designation of Subsidiary Corporations. The Board or Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries that shall constitute Designated Subsidiaries. The Board or Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.
7.3    Reports. Individual accounts shall be maintained by the Administrator for each Participant in the Plan. Statements of Plan Accounts shall be given by the Administrator to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.
7.4    No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
7.5    Amendment and Termination of the Plan.
(a)The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, however, that without approval of the Company’s stockholders given within twelve (12) months before or after action by the Board, the Plan may not be amended to increase the maximum number of shares of Common Stock subject to the Plan or change the designation or class of Eligible Employees; and provided, further that without approval of the Company’s stockholders, the Plan may not be amended in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.
(b)In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, to the extent permitted under Section 423 of the Code, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and
(iii)allocating shares of Common Stock.
Such modifications or amendments shall not require stockholder approval or the consent of any Participant.
(c)If the Plan is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Exercise Date (which may, in the discretion of the Administrator, be accelerated). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.
7.6    Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose to the extent permitted by applicable law. No interest shall be paid to any Participant or credited under the Plan.
7.7    Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months before or after the date of the Board’s adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of said twelve (12)-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.
7.8    Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
7.9    Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
7.10    Notice of Disposition of Shares. Each Participant shall give the Company prompt written notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option, if such disposition or transfer is made (a) within two (2) years after the applicable Grant Date or (b) within one (1) year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.
7.11    Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.
7.12    Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware.

7.13    Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
7.14    Conditions To Issuance of Shares.
(a)Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Administrator has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Administrator may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Administrator may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.
(c)The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.
(d)Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
7.15    Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Section 423 of the Code, all Eligible Employees of the Company (or of any Designated Subsidiary) shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or the regulations promulgated thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or the regulations promulgated thereunder. Any provision of this Plan that is inconsistent with Section 423 of the Code or the regulations promulgated thereunder shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or the regulations promulgated thereunder.
7.16    Limitation on Liability. Neither the Company nor any affiliate or anyone acting on the behalf of the Company or an affiliate shall be responsible in whole or in part for any act done in good faith or any good faith omission to act. Without limiting the first sentence, such entities shall not be responsible for any prices at which shares of Stock are purchased or sold, the time at which any purchase or sale is made under this Plan, or the change in value of any class of stock of the Company.
7.17    Plan Document Controls. In the event of any conflict between the provisions of this Plan and any other document or communication, this Plan shall control, and the conflicting provisions of such other document or communication shall be null and void ab initio.

7.18    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ISRAELI APPENDIX TO
Amended and Restated Employee Stock Purchase Plan
1.     Special Provisions for Persons who are Israeli Taxpayers
1.1    This Appendix (the “Appendix”) to the EndoChoice Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is made and entered effective as of November 30, 2015 (the “Effective Date”).
1.2    The provisions specified hereunder apply only to persons who are subject to taxation by the State of Israel with respect to the Awards (as defined below).
1.3    This Appendix applies with respect to the Options under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Options that may be granted under the Plan to Eligible Employees from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix is applicable only to grants made after the Effective Date. This Appendix complies with, and is subject to the ITO (as defined below) and Section 102 (as defined below).
1.4    The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.
2.     Definitions
Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:
“3(i) Award” means an Award that is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is NOT an Eligible 102 Participant.
“102 Capital Gains Track” means the tax track set forth in Section 102(b)(2) or Section 102(b)(3) of the ITO, as the case may be.
“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.
“102 Earned Income Track” means the tax track set forth in Section 102(b)(1) of the ITO.
“102 Earned Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Earned Income Track.
“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant, and includes 102 Capital Gains Track Grants or 102 Earned Income Track Grants.
“Affiliate” means any affiliate that is an “employing company” within the meaning of Section 102(a) of the ITO.
"Award" means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period;
“Controlling Shareholder” shall have the meaning ascribed to such term in Section 32(9) of the ITO.
“Election” means the Company’s election of the type of 102 Trustee Grants (i.e., 102 Capital Gains Track or 102 Earned Income Track) that it will make, as filed with the ITA.

“Eligible 102 Participant” means an individual employed by the Company or by an Affiliate or an individual who is serving as an office holder of the Company or an Affiliate, who is not a Controlling Shareholder.
“ITA” means the Israeli Tax Authority.
“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, and any ruling issued by the ITA with respect to Awards granted under this Appendix, all as may be amended from time to time.
“ITO Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003 as may be amended from time to time.
“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO.
“Required Holding Period” means the requisite period prescribed by Section 102, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which an Award granted by the Company and any Underlying Shares must be held by the Trustee for the benefit of the person to whom it was granted.
“Section 102” means the provisions of Section 102 of the ITO, and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the ITO Rules, and any ruling issued by the ITA with respect to Awards granted under this Appendix, all as may be amended from time to time.
"Shares" means shares of Common Stock of the Company.
“Trustee” means a person or entity designated by the Board of Directors or the Committee (if applicable) to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.
“Trust Agreement” means the agreement(s) between the Company and the Trustee regarding Awards granted under this Appendix, as in effect from time to time.
"Underlying Shares" means Shares issued upon the exercise of an Award.
3.     Types of Grants and Section 102 Election
3.1    Grants of Awards made pursuant to Section 102 shall be made pursuant to either (a) Section 102(b)(2) or Section 102(b)(3) of the ITO as the case may be, as 102 Capital Gains Track Grants, or (b) Section 102(b)(1) of the ITO as 102 Earned Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant shall be filed with the ITA. Once the Company has filed such Election, it may change the type of 102 Trustee Grant that it elects to make only after the lapse of at least 12 months from the end of the calendar year in which the first Award or another award was granted pursuant to the previous Election, in accordance with Section 102. The Company shall be allowed to grant only the type of 102 Trustee Grants it has elected, and such Election shall apply to all Participants who were granted 102 Trustee Grants during the period indicated herein, all in accordance with the provisions of Section 102(g) of the ITO. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.
3.2    Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Eligible Employees who are not Eligible 102 Participants may be granted only 3(i) Awards under this Appendix.
3.3    No 102 Trustee Grants may be made effective pursuant to this Appendix before the lapse of 30 days from the date on which the requisite filings required by Section 102 have been filed with the ITA. The provision of this paragraph is subject to any ruling issued by the ITA which may provide for a different period.

3.4    The Award agreement or documents evidencing the Award granted pursuant to the Plan and this Appendix shall indicate whether the Award is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the Award is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant.
4.     Terms And Conditions of 102 Trustee Grants
4.1    Each 102 Trustee Grant will be deemed granted on the date stated in a written notice by the Company, in accordance with the provisions of Section 102 and the Trust Agreement.
4.2    Each 102 Trustee Grant granted to an Eligible 102 Participant shall be deposited with and held by the Trustee and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period. After termination of the Required Holding Period, the Trustee may release such Award and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO; or (ii) the Trustee and/or the Company and/ or an Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grant or Shares issued thereunder and held by it prior to the full payment of the Eligible 102 Participant's applicable tax liabilities.
4.3    Each 102 Trustee Grant (whether a 102 Capital Gains Track Grant or a 102 Earned Income Track Grant, as applicable) shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or any Award agreement that is not consistent therewith. Any provision of the ITO and any approvals by the ITA not expressly specified in this Appendix or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Eligible 102 Participant, the Trustee, the Company and its Affiliates. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. Further, the Eligible 102 Participant agrees to execute any and all documents which the Company an Affiliate or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102.
4.4    During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Award or Underlying Shares and other securities received subsequently following any realization of rights derived from the Award or Underlying Shares (including distributions) to the Eligible 102 Participant or to a third party, unless permitted to do so by Section 102. Notwithstanding the foregoing and subject to more restrictive provisions of the Plan, the Trustee may, pursuant to a written request of the Eligible 102 Participant and subject to Section 102, release and transfer such Award, shares or other securities to the Eligible 102 Participant or to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the Award, Underlying Shares or other securities have been withheld; and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to terms of the Articles of Incorporation of the Company, the Plan, any applicable agreement and any applicable law. A sale or release during the Required Holding Period will result in adverse tax ramifications to the Eligible 102 Participant under Section 102 and the ITO Rules, which shall apply to and shall be borne solely by such Eligible 102 Participant.
4.5    In the event that additional rights, including bonus shares, are granted with respect to Awards which were granted as 102 Trustee Grants or Shares issued upon the exercise of such Awards, such rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such rights shall be measured from the commencement of the Required Holding Period for the Award or Share with respect to which the rights were granted. Such additional rights shall be subject to the same tax treatment applicable to the relevant Award or Share with respect to which the rights were granted. In the event of a cash distribution on an Underlying Share, the Trustee shall transfer the distribution proceeds to the Eligible 102 Participant after deduction of taxes and mandatory payments in compliance with the ITO and the applicable withholding requirements.

4.7    Notwithstanding anything to the contrary in the Plan, or the applicable Award agreement no Award qualifying as a 102 Trustee Grant or Shares issued upon the exercise of such an Award shall be substituted for payment in cash or any other form of consideration, including an Award or Share, in the absence of an express approval of the ITA in advance for such substitution.
4.8    Notwithstanding anything to the contrary in the Plan, the Shares subject to Awards granted under the Plan to Eligible 102 Participants shall be authorized and unissued shares to the exclusion of previously issued shares acquired by the Company or its Subsidiary or Affiliates.
5.     Fair Market Value
Without derogating from the provisions of the Plan and solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s equity securities are listed on any established stock exchange or a national market system or if the Company’s equity securities will be registered for trading within ninety (90) days following the date of grant of the 102 Capital Gains Track Grant, the fair market value of the equity securities at the date of grant shall be determined in accordance with the average value of the Company’s equity securities on the thirty (30) trading days preceding the date of grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.
6.     Assignability
As long as an Award or Underlying Share is held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Award or the Underlying Share are personal, cannot be transferred, assigned, pledged or mortgaged voluntarily, and shall not be subject to any proxy or assignment deed whether immediately effective or effective at a future date, other than by will or operation of law, unless the applicable taxes under the ITO have been paid or withheld. If such an Award or Underlying Share has been transferred by will or by operation of law, the provisions of the ITO and Section 102 will apply with respect to the heirs or the transferees of the Eligible 102 Participant, as the case may be.
7.     Tax Consequences
7.1    Any tax consequences arising from the grant of any Award, exercise of the Award, sale or withdrawal from trust of the Underlying Shares or from any other event or act (of the Company, or its Affiliates, and the Trustee or the Eligible Employee), hereunder, shall be borne solely by the Eligible Employee. The Company, its Affiliates and the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Eligible Employee shall agree to indemnify the Company, its Affiliates and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee. The Company, its Affiliates or the Trustee may make such provisions and take such steps as they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan, the exercise thereof, or the sale or release from the Trustee of the Underlying Shares, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to an Eligible Employee, (ii) requiring an Eligible Employee to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Underlying Share, or (iii) by causing the sale of Underlying Share held by or on behalf of an Eligible Employee to cover such liability, up to the amount required to satisfy minimum statuary withholding requirements. In addition, the Eligible Employee will be required to pay any amount which exceeds the tax to be withheld and remitted to the tax authorities, pursuant to applicable tax laws, regulations and rules.
7.2    With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company or its Affiliate a security or guarantee for the payment of tax due at the time of sale of the Underlying Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO.

8.     Governing Law and Jurisdiction
Notwithstanding any other provision of the Plan, with respect to Eligible Employees subject to this Appendix, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel applicable to contracts made and to be performed therein.
9.     Securities Laws
Without derogation from any provisions of the Plan, all grants pursuant to this Appendix shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder.
* * * * * * *